SECOND AMENDMENT TO THE
UNUM GROUP SUPPLEMENTAL PENSION PLAN
January 1, 2010 Amendment and Restatement

The Unum Group Supplemental Pension Plan (the “Plan”) was last amended and restated effective generally January 1, 2010, and subsequently amended on one occasion thereafter. The Plan shall be further amended as set forth herein.
1.The terms used in this Amendment have the meanings set forth in the Plan unless the context indicates otherwise.
2.The following sentence is added to the Preamble: “The Plan is frozen as of the close of the Plan Year ending December 31, 2013.”
3.The following paragraph is added to Section 2.02:
This Plan and the Qualified Plan are frozen as of December 31, 2013. Accordingly, notwithstanding the foregoing or any other provision of the Plan to the contrary, each Participant’s Accrued Supplemental Benefit shall be frozen as of such date and shall not increase thereafter.
4.The following Section 3.07 is added to the Plan:
3.07    Cashouts. Notwithstanding any other provision of the Plan to the contrary, if the actuarial equivalent present value of the entire nonforfeitable benefit payable with respect to a Participant on or after January 1, 2014, does not exceed fifteen thousand dollars ($15,000), then such benefit shall automatically be paid in the form of a single lump sum as of the date distributions otherwise would begin under this Article III. For this purpose, the “entire nonforfeitable benefit payable with respect to a Participant” means his or her entire interest under this Plan and all other agreements, methods, programs or other arrangements required to be aggregated with this Plan under Treasury Regulation Section 1.409A-1(c)(2). Such single sum shall be paid in lieu of all other benefits payable hereunder.
5.This Amendment shall be effective as of December 31, 2013.
IN WITNESS WHEREOF, to record the adoption of this Amendment, Unum Group has caused this instrument to be executed by its duly authorized officer this 23rd day of August, 2013.
UNUM GROUP

By    /s/ Linda A. Levesque
Its    VP, Corporate Benefits

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